UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2012, AVEO Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No. 2 to Loan and Security Agreement (the “Amendment”) with Hercules Technology II, L.P. and Hercules Technology III, L.P., existing lenders to, and holders of warrants to purchase shares of capital stock of, the Company (each, a “Lender” and collectively, the “Lenders”), pursuant to which the Company and the Lenders amended certain terms of the Loan and Security Agreement, dated as of May 28, 2010, as amended by Amendment No. 1 dated as of December 21, 2011, by and among the Company and the Lenders (the “Loan and Security Agreement”), under which the Company received a loan (the “Loan”) in the aggregate principal amount of $25.0 million.

Pursuant to the terms of the Amendment, the Company and the Lenders amended the terms of the Loan and Security Agreement as follows:

(i)	The date on which the Company is required to begin repaying the aggregate principal balance of the Loan that is outstanding was extended from January 1, 2012 to March 31, 2013, at which point the Company must begin to repay such balance, plus interest, in 30 equal monthly installments;

(ii)	The aggregate principal amount of the Loan increased from $25.0 million to $26.5 million;

(iii)	The date on which the entire principal balance of the Loan and all accrued but unpaid interest will be due and payable was extended from June 1, 2014 to September 1, 2015; and

(iv)	The Company is allowed to maintain a deposit account in the United Kingdom to fund payroll obligations of its United Kingdom subsidiary in an amount of up to $2,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Company has an annual cash incentive program, which is designed to provide cash bonus awards to the Company’s employees, including the Company’s executive officers. The 2012 target annual cash incentive award levels for the Company’s executive officers (expressed as a percentage of each executive’s 2012 annual base salary), are set forth below:

Name	2012 Annual Base Salary	Target Percentage of 2012 Annual Base Salary (%)
Tuan Ha-Ngoc, President and Chief Executive Officer	$550,000	65%
David Johnston, Chief Financial Officer	$339,848	40%
William Slichenmyer, Chief Medical Officer	$377,582	40%
Elan Ezickson, Chief Operating Officer	$376,909	40%
Michael Bailey, Chief Commercial Officer	$330,427	40%
Jeno Gyuris, Chief Scientific Officer	$323,935	40%

On March 29, 2012, the Company’s compensation committee recommended and the independent members of the Board approved the following corporate goals under the annual cash incentive program for 2012, which account for 80% of the annual cash incentive awards payable to the Company’s executive officers (other than Tuan Ha-Ngoc, whose cash incentive payment is based solely on the achievement of these overall corporate goals):

Corporate Goal	Percentage of Portion of Annual Cash Incentive Award Attributable to Corporate Goals
Advancement of the tivozanib program, including submission of a marketing application with each of the Food and Drug Administration and European Medical Agency, initiation of three phase 2 clinical trials and development of appropriate infrastructure for possible commercial launch in 2013	50%

Advancement of the ficlatuzumab program, including receipt of data from the ongoing phase 2 clinical study and initiation of a clinical study in an additional indication	15%

Advancement of the antibody pipeline, including initiation of a clinical study for AV-203 and nomination of a development candidate on one antibody program	10%

Achievement of certain year-end cash balances	25%

Total	100%

In addition to the overall corporate goals described above, the performance of executive officers is measured against the achievement of certain individual goals (other than with respect to the Company’s Chief Executive Officer, whose performance is measured solely on the achievement of the Company’s overall corporate goals). For 2012, the individual goals for each of the Company’s executive officers (other than the Company’s Chief Executive Officer), which account for 20% of such executive officer’s annual cash incentive award, are as follows:

•

Mr. Johnston’s individual goals relate to managing the financial resources of the Company and putting in place necessary systems and infrastructure to support the possible launch of the Company’s first commercial product.

•

Mr. Ezickson’s individual goals relate to establishing the medical affairs function, managing the Company’s strategic alliances, overseeing activities related to the supply chain for all of the Company’s development programs and intellectual property, program management and business development initiatives.

•

Mr. Bailey’s individual goals relate to leading the Company’s pre-commercialization activities and putting in place the commercial infrastructure leadership in anticipation of the possible launch of the Company’s first commercial product.

•	Dr. Gyuris’s individual goals relate to leading drug discovery efforts to advance certain of the Company’s ongoing antibody programs as well as to initiate new research opportunities.

•	Dr. Slichenmyer’s individual goals relate to leading the clinical and regulatory efforts to advance the development of tivozanib, ficlatuzumab and AV-203.

Following completion of the fiscal year ended December 31, 2012, the Company’s Chief Executive Officer will make recommendations to the compensation committee as to the degree to which these executive officers have satisfied their individual goals. Payments under the annual cash incentive program are subject to discretionary adjustments that the compensation committee deems appropriate. Additional information regarding the compensation of the Company’s executive officers will be included in the Company’s proxy statement to be filed in connection with its 2012 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is included in this report:

Exhibit No.	Description

10.1	Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2012, by and among the Company, Hercules Technology II, L.P. and Hercules Technology III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: April 4, 2012	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2012, by and among the Company, Hercules Technology II, L.P. and Hercules Technology III, L.P.